                       B.F. SAUL REAL ESTATE INVESTMENT TRUST

                           SECOND AMENDED AND RESTATED

                                     BY-LAWS

                            Dated as of May 23, 2002

                           SECTION 1. IDENTIFICATION

Section   1.01. Name.  The name of the Trust is B.F. SAUL REAL ESTATE INVESTMENT
          TRUST.

Section   1.02. Location.  The location of the Trust's principal office shall be at 7501 Wisconsin Avenue, Bethesda, Maryland  20814, or at such other place as the Trustees may from time to time determine.

Section   1.03. Seal.  The seal of the Trust shall be circular in form and it shall have inscribed thereon "B.F. Saul Real Estate Investment Trust"
          and the year of its organization, "1962," and the word "Maryland."

Section   1.04. Fiscal Year.  The fiscal year of the Trust shall begin on the first day of October and terminate on the thirtieth day of September in each year.

                              SECTION 2. TRUSTEES

Section   2.01. Board of Trustees. The number of Trustees shall be that provided in the Second Amended and Restated Declaration of Trust, as amended from time to time (the "Declaration of Trust"), until increased or decreased pursuant to the following provisions, but shall never be less than the number otherwise permitted by applicable law. The
          Trustees shall be divided into classes as provided by the Declaration of Trust. The Trustees may, at any time and from time to time, increase or decrease the number of Trustees as set forth in the
          Declaration of Trust to be not less than three (3) nor more than twelve (12). The tenure of office of any Trustee shall not be affected by any decrease in the number of Trustees so made by the Trustees. The number of Trustees and the number in any class may be altered as herein provided from time to time without vote of shareholders by the
          Trustees. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided in Sections 2.04 or 2.05 of these By-Laws, the Trustee or Trustees continuing in office regardless of their number shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by the
          Declaration of Trust and these By-Laws. Annual nominations for
          Trustees shall be made and presented to shareholders by the Trustees.
          The term of office of a class of Trustees shall commence as of the conclusion of the annual meeting at which such class of Trustees was elected.

Section   2.02. Meetings of Trustees, Action of Trustees. Meetings of the
          Trustees shall be held from time to time upon the call of the Chairman or any two of the Trustees. Notice of any meeting of the Trustees or any committee thereof shall be given not less than three (3) days before the meeting but may be waived by any Trustee either before or after such meeting. At any meeting of Trustees a majority of the
          Trustees then in office shall constitute a quorum. The concurrence of all the Trustees shall not be necessary for the validity of any action taken by them except as otherwise provided in the Declaration of
          Trust, these By-Laws or by applicable law, but a decision expressed in a vote passed at a meeting at which a quorum is present by a majority of the Trustees present at such meeting shall constitute the action of the Trustees and have the same effect as if assented to by all. If less than a majority of the Trustees then in office are present at a meeting, a majority of the Trustees present may adjourn the meeting from time to time without further notice. The Trustees present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough Trustees to leave less than a quorum. The Trustees may also take action without a meeting by the written consent of a majority of the Trustees then in office to the action taken (or such greater number of Trustees as is required under the Declaration of Trust, these By-Laws or applicable law). Any Trustee may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or similar communications equipment, provided that all participants in such meeting are able to hear one another at the same time.

Section   2.03. Order of Business.  The order of business at all meetings of the
          Trustees shall be as follows, unless the Chairman designates some other order of business:

          1.       Roll Call.
          2.       Reading of Minutes of preceding meeting and action thereon.
          3.       Reports of Officers.
          4.       Reports of Committees.
          5.       Unfinished Business.
          6.       New Business.

Section   2.04. Vacancy. In case a vacancy in the number of Trustees shall occur for any reason, including death, resignation, removal or increase in the number of Trustees (unless the vacancy occurring through removal has already been filled by the shareholders acting pursuant to the provisions of Section 2.05 hereof), the remaining Trustees or Trustee may fill such vacancy by appointing such individual or individuals as the remaining Trustees or Trustee in their or his absolute discretion shall see fit.

Section   2.05. Removal. Any or all of the Trustees may be removed with or without cause by the affirmative vote of the holders of at least majority in interest of the Common Shares then outstanding and entitled to vote at a meeting of the shareholders; and by like votes the shareholders may elect a new Trustee in place of each Trustee so removed.

Section   2.06. Resignation. Any Trustee may resign at any time by giving written notice to the Trustees, the Chairman or the Secretary. Unless
          otherwise specified in such written notice, a resignation shall take effect upon delivery thereof to the Trustees or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

Section   2.07. Executive Committee. The Trustees acting unanimously at any meeting, or unanimously in writing without a meeting, may designate an
          Executive Committee consisting of not less than two Trustees, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a Trustee, or his earlier resignation as a member of the Executive Committee or as a Trustee, unless sooner removed as a member of the Executive Committee by the affirmative vote of the Trustees or as a Trustee pursuant to Section
          2.05 hereof.

Section   2.08. Other Committees. The Trustees may appoint such other committee or committees, consisting of not less than two Trustees, as they shall deem advisable.

Section   2.09. Alternate Members.  The Trustees may designate one or more
          Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

Section   2.10. Powers of Committee. Any such committee, to the extent provided in any resolution of the Trustees designating such committee, shall have and may exercise all powers and authority of the Trustees in the management of the business and affairs of the Trust, except as otherwise provided in the Declaration of Trust, these By-Laws or by applicable law, and may authorize the seal of the Trust to be affixed to all papers that may require it.

Section   2.11. Meetings of Committee. At any meeting a majority of the members of a committee shall constitute a quorum. The concurrence of all the members of a committee shall not be necessary for the validity of any action taken by them except as otherwise provided in the Declaration of Trust, these By-Laws or by applicable law, but a decision expressed in a vote passed at a meeting at which a quorum is present by a majority of the members of such committee present at such meeting shall constitute the action of the committee and have the same effect as if assented to by all. If less than a majority of the members of a committee are present at a meeting, a majority of the members of such committee present may adjourn the meeting from time to time without further notice. The members of a committee present at a meeting that has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough members of such committee to leave less than a quorum. The members of a committee may also take action without a meeting by the written consent of a majority of the members of such committee to the action taken (or such greater number of members of such committee as is required under the
          Declaration of Trust, these By-Laws or applicable law). A member of a committee may act as a representative of such committee in dealings with other persons or entities, but only to the extent that any action taken by such member in such capacity would not require the approval of the members of such committee.

Section   2.12. Compensation of Trustees. The Trustees shall receive reasonable compensation for their general services as Trustees hereunder and services as members of committees of the Trustees, and may pay themselves such compensation for special services, including legal services, as they in good faith may deem reasonable. Trustees may also receive reimbursement for out-of-pocket expenses incurred in the course of their service as Trustees or as members of committees of
          Trustees. Any Trustee receiving compensation under this provision shall not be barred from serving the Trust in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

                      SECTION 3. MEETINGS OF SHAREHOLDERS

Section   3.01. Annual and Special Meetings. Annual meetings of the shareholders shall be held as provided by Article IX of the Declaration of Trust.
          Special meetings of the shareholders shall be called at any time and place when ordered by the Chairman or the Trustees, or upon the written request of the holders of twenty-five percent (25%) of the outstanding Common Shares, specifying the purpose or purposes for which such meeting is called. If for any reason the annual meeting of the shareholders as herein provided for shall be omitted, a special meeting of the shareholders may subsequently be held in the lieu thereof and the business of the annual meeting may be transacted thereat.

Section   3.02. Notice. Notice of all meetings of shareholders shall be given by a Trustee or officer of the Trust by mail to each shareholder entitled thereto mailed at least twenty (20) calendar days before the meeting.
          Notice relating to special meetings of shareholders shall set forth the purpose of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section   3.03. Determination of Shareholders of Record. For the purposes of determining the shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend, the Trustees may from time to time close the transfer books for such period not exceeding thirty (30) calendar days as the
          Trustees may determine; or without closing the transfer books the
          Trustees may fix a date not more than fifty (50) calendar days prior to the date of any meeting of shareholders or in the case of a dividend payment a date not more than thirty (30) calendar days prior to the date of the dividend payment as a record date for the determination of shareholders entitled to vote at such meeting or any adjournment thereof or to receive such dividend and any shareholder who was a shareholder at the time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to receive such dividend even though he has since that date disposed of his shares, and no shareholder becoming a shareholder after such date shall be so entitled to vote at said meeting or any adjournment thereof or to receive such dividend.

Section   3.04. Proxies. At any meeting of the shareholders, any shareholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary. Pursuant to appropriate resolution, the Trustees may solicit proxies in the name of one or more of the Trustees. When any share is held jointly by more than one person, it may not be voted either in person or proxy, except by the unanimous action of such joint holders. If the holder of any share is a minor or a person of unsound mind, and subject to the guardianship or to the legal control of any other person as regards the charge or management of such share, he may vote by his guardian or such person appointed or having such control, and such vote may be given in person or by proxy.

Section   3.05. Quorum and Adjournment. At any meeting of shareholders, the presence in person or by proxy of shareholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this Section 3.05 shall not affect any requirement under these By-Laws or applicable law for the vote necessary for the adoption of any measure. If such quorum shall not be present at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than
          120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified.

Section   3.06. Voting. A majority of all votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a Trustee. Each share may be voted for as many individuals as there are Trustees to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to approve any other matter that may properly come before the meeting, unless more than a majority of the votes cast is required in the Declaration of Trust, these By-Laws or by applicable law.

Section   3.07. Inspection of Books and Records.  Shareholders of record shall have such rights of inspection of the books and records of the Trust as provided under the laws of the State of Maryland.

                              SECTION 4. OFFICERS

Section   4.01. Election of Officers. The Trustees shall annually elect from among their number a Chairman, and may elect from among their number or otherwise a Secretary, a Treasurer and/or a Chief Financial Officer
          and, in their discretion, a Vice Chairman, one or more Senior Vice
          Presidents, Vice Presidents and Assistant Vice Presidents, one or more
          Assistant Secretaries, and such other officers or agents as they may deem advisable, and the Trustees shall prescribe the duties of each, and may act in any manner through any such officer or agent, each such officer to serve for a period of one year, or until his successor is duly elected and qualified or his earlier death, resignation or removal.

Section   4.02. Compensation of Officers. The Trustees shall fix the compensation of all officers whom they may elect or appoint and may pay one or more of them such compensation for special services, including legal services, as the Trustees in good faith may deem reasonable. No officer shall be prevented from receiving such compensation by reason of the fact that he is also a Trustee.

Section   4.03. Duties of the Chairman.  The Chairman shall be the chief executive officer of the Trust, and he shall:

          (a)  Preside at all meetings of the Trustees and all meetings of the shareholders of the Trust.

          (b)  Have general and active management of the business of the Trust.

          (c)  See that all orders and resolutions of the Board of Trustees are carried into effect.

          (d)  Supervise and direct all the other officers of the Trust, and see that their duties are properly performed.

          (e)  Be a member, ex-officio, of all standing committees and have the general powers and duties of supervision and management usually vested in the office of the president or chief executive officer of a corporation.

          (f)  Appoint officers to fill vacant offices pursuant to Section 4.09 hereof.

Section   4.04. Duties of the Vice Chairman.  The Vice Chairman, if any, shall perform all duties of the Chairman in his absence.

Section   4.05. Duties of Senior Vice President, Vice President and Assistant
          Vice President. Any Senior Vice Presidents, Vice Presidents and
          Assistant Vice Presidents elected by the Trustees shall have such duties as the Trustees or the Chairman may, from time to time, assign to such officers.

Section   4.06. Duties of Secretary. The Secretary shall attend all meetings of the Trustees and shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall maintain the minute books and official documents of the Trust and shall keep in safe custody the seal of the Trust and affix it and attest to all contracts that require the seal of the
          Trust to be affixed thereto or that require attestation. He shall see that proper notice is given of all meetings of the shareholders of the
          Trust and of the Trustees, and shall perform such other duties as may be prescribed from time to time by the Trustees or the Chairman.

Section   4.07. Duties of the Treasurer. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust, and shall deposit immediately all money and other valuables in the name and to the credit of the Trust, in such depositories as may be designated by the Trustees, the Chairman, the Vice Chairman, if
          any, any Senior Vice President or any Vice President. He shall disburse the funds of the Trust as may be ordered by the Trustees, the
          Chairman, the Vice Chairman, if any, any Senior Vice President or any
          Vice President, taking proper vouchers for such disbursements, and shall render to the Chairman and Trustees at the regular meetings of the Trustees, or whenever they may require, an account of all his transactions as Treasurer and of the financial condition of the Trust.
          The duties of the Treasurer may be performed by a Chief Financial
          Officer, as the Trustees or the Chairman may determine from time to time.

Section   4.08. Duties of the Assistant Secretary and Assistant Treasurer.  The
          Assistant Secretary and the Assistant Treasurer, if any, shall have all the powers and duties of the Secretary and the Treasurer, respectively.

Section   4.09. Vacancies. If any office, other than Chairman, becomes vacant by reason of death, resignation, or removal from office, the Chairman may choose a successor or successors, who shall hold office for the unexpired term in respect to which such vacancy occurred. If the office of Chairman becomes vacant by reason of death, resignation or removal from office, the Trustees may choose a successor, who shall hold office for the unexpired term in respect to which such vacancy occurred.

Section   4.10. Absence of Officers.  In the absence of any officer of the
          Trust, the Trustees may transfer the powers or duties of such officer to any other Trustee, officer or agent.

Section   4.11. Financial Instruments. Except as otherwise provided by the
          Trustees, promissory notes, bonds, acceptances and guarantees may be signed in the Trust's name by the Chairman, the Vice Chairman, if any, any Senior Vice President, the Treasurer, the Chief Financial Officer,
          if any, or any Vice President of the Trust.

Section   4.12. Contracts and Real Property Instruments. The Chairman, the Vice
          Chairman, if any, or any Senior Vice President or Vice President of
          the Trust, or any officer of the Trust authorized by any of them, is authorized to execute, in the Trust's name and on its behalf, contracts of all types (except financial instruments pursuant to
          Section 4.11 hereof), including, without limitation, deeds, leases, and other instruments relating to title to real property.

Section   4.13. Attestation.  All signatures authorized by Section 4 of these
          By-Laws may be attested or witnessed, when appropriate or required, by any officer of the Trust, except the officer who signs on behalf of the Trust.

        SECTION 5. SHARE CERTIFICATES AND RECORD AND TRANSFER OF SHARES

Section   5.01. Share Certificates. Ownership of shares shall be evidenced by one or more certificates in such form as the Trustees shall from time to time approve, specifying the number and kind of shares held by each shareholder. The certificates, and the shares they represent, shall be transferable in the same manner as shares of a Maryland business corporation. Such certificates shall be signed by the Chairman, Vice
          Chairman, if any, any Senior Vice President or any Vice President, and
          attested by the Secretary, the Assistant Secretary, if any, or the
          Treasurer or Assistant Treasurer, if any. There shall be filed with each transfer agent and registrar, if any, a copy of the form of certificate or certificates so approved by the Trustees, certified by the Secretary or the Assistant Secretary, if any, and such form or forms shall continue to be used unless and until the Trustees approve some other form. In case any officer of this Trust who shall have signed certificates shall cease to be an officer before the certificates so signed shall have been actually issued, such certificates may nevertheless be issued with the same effect as though the person who signed such certificates had not ceased to be an officer of this Trust. The Trustees may in their discretion authorize certificates to be signed or authenticated by the facsimile signature of the officer or officers who are authorized to sign such certificates. The provisions of this Section 5.01 shall apply so far as applicable to any scrip that the Trustees may cause the Trust to issue under Section 4.7 of the Declaration of Trust, except that such scrip may in the discretion of the Trustees be signed by a transfer agent alone.

Section   5.02. Register. A register shall be kept by or on behalf of the
          Trustees, under the direction of the Trustees, which shall contain the names and addresses of the shareholders and the number and kind of shares held by them respectively and the numbers of the certificates representing the same and a record of all transfers thereof. No shareholder whose certificates are not so recorded shall be entitled to receive notices to shareholders, to vote, to receive dividends or otherwise to exercise or enjoy the rights of a shareholder.

Section   5.03. Transfer Agent. The Trustees shall have power to employ a transfer agent or transfer agents, and if they so determine, a registrar or registrars. The transfer agent or transfer agents may keep the register required by Section 5.02 hereof and record therein the original issues and transfers, if any, of the said shares. The transfer agents and registrar shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a business corporation, except as modified by the Trustees.

Section   5.04. Signed Certificates for Shares in Blank. In accordance with the usual custom of entities having a transfer agent, signed certificates for shares in blank may be deposited with any transfer agent of this
          Trust, to be used by the transfer agent in accordance with authority conferred upon it as occasion may require.

Section   5.05. Transfer of Shares. Shares shall be transferable on the records of the Trust (other than by operation of law) only by the record holder thereof or by his agent thereunto duly authorized in writing, upon delivery to the Trustees or a transfer agent of this Trust of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instrument or instruments of transfer, together with such evidence of the genuineness of each such endorsement, execution, and authorization and of other matters as may reasonably be required.
          Upon such delivery the transfer shall be recorded on the register of the Trust and a new certificate for the shares so transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate a new certificate for the residue thereof shall be issued to the transferor. Until such record is made on the register of this Trust the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and of applicable law, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of the proposed transfer.

Section   5.06. Transfer by Operation of Law. Any person becoming entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder, or otherwise by operation of law, shall be recorded as the holder of said shares and receive a new certificate for the same upon production of the proper evidence thereof and delivery of the existing certificate or certificates to the Trustees or a transfer agent of this Trust. Until such record is made on the register of this
          Trust, the shareholder of record shall be deemed to be the holder of such shares for all purposes hereof and of applicable law and neither the Trustees nor any transfer agent or registrar nor any officer or agent of this Trust shall be affected by any notice of such death, bankruptcy or insolvency, or transfer by other operation of law.

Section   5.07. Shares Held by More than One Holder. The Trustees may treat two or more persons holding any share as joint tenants of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Trust. Any person recorded as holder of any share may, subject to the provisions of Section 5.08 hereof, be described in the register or in any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

Section   5.08. Shares Subject to Trust, Charge, Pledge or Equity. The Trustees
          shall not, nor shall the shareholders or any officer, transfer agent, registrar or other agent of this Trust or of the Trustees, be bound to see to the execution of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the shares of the
          Trust or any interests therein are subject, or to ascertain or inquire whether any sale or transfer of any such shares or interest therein by any such shareholder or his personal representative is authorized by such trust, charge, pledge or equity, or to recognize any person as having any interest therein except for the persons recorded on the register of this Trust as such shareholders.

Section   5.09. Notices. Any and all notices to which shareholders hereunder may be entitled and any and all other communications shall be deemed duly served or given if mailed, postage prepaid, addressed to shareholders of record at their last known post office address as recorded on the register of this Trust or on the records of the transfer agent or transfer agents, if any.

Section   5.10. Replacement of Certificate. In case of the loss, mutilation or destruction of any certificates of shares hereunder, the Trustees may issue or cause to be issued a new certificate on such terms as they may see fit and in accordance with the requirements of applicable law
          (including, without limitation, Section 8-405 of the Uniform
          Commercial Code as enacted in the State of Maryland and any successor provision).

                          SECTION 6. WAIVER OF NOTICE

Section   6.01. Waiver. Whenever any notice is required to be given to any
          Trustee or shareholder, a waiver thereof in writing, signed by said
          Trustee or shareholder, whether before or after the time stated in said waiver, shall be deemed equivalent thereto and in full satisfaction of any such notice requirement. This provision shall apply to the extent that a waiver is required by law.

                              SECTION 7. AMENDMENT

Section   7.01. Amendments.  The By-Laws of the Trust may be adopted, amended or repealed as provided in Section 2.2 of the Declaration of Trust.